As filed with the Securities and Exchange Commission on June 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BORQS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Building B23-A

Suite 309, 3/F, Dongfeng KASO

Dongfengbeiqiao, Chaoyang District

Beijing 100016, China

(Address of Principal Executive Offices)

Borqs Technologies, Inc. 2017 Equity Incentive Plan

(Full title of the plan)

Pat Sek Yuen Chan

Chief Executive Officer

Borqs Technologies USA, Inc.

5201 Great America Parkway

Suite 320

Santa Clara, CA 95054, USA

Tel: (408) 730 6832

(Name, Address and Telephone Number of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Darrin M. Ocasio, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Tel: (212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company  ☐☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, no par value, reserved for issuance pursuant to the Borqs Technologies, Inc. 2017 Equity Incentive Plan	492,153	$0.90	(2)	$442,937.70	$48.32
Ordinary shares, no par value, issued under the Borqs Technologies, Inc. 2017 Equity Incentive Plan	9,832,270	$0.90	(2)	$8,849,043.00	$965.43
Total	10,324,423			$9,291,980.70	$1,013.76

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional ordinary shares that become issuable under the Borqs Technologies, Inc. 2017 Equity Incentive Plan from time to time to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457 (h) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the ordinary shares on the Nasdaq Capital Market on June 23, 2021.

EXPLANATORY NOTE

This registration statement registers 9,832,270 ordinary shares, no par value per share, of Borqs Technologies, Inc. (“we”, “us”, “our”, the “Company” or “Registrant”) previously granted under the Company’s 2017 Equity Incentive Plan (the “Plan”), and 492,153 ordinary shares reserved for issuance under the Plan.

This Registration Statement also includes a prospectus (which we refer to as the reoffer prospectus) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. The reoffer prospectus may be used for reofferings and resales of certain of the ordinary shares listed above that may be deemed to be “control securities” and/or “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. These are shares that were acquired by our officers, directors and affiliates, or that were acquired by our employees or consultants, under an employee benefit plan. Such officers, directors, affiliates, employees and consultants are the selling stockholders identified in the reoffer prospectus. The amount of shares to be offered or resold by means of this reoffer prospectus by each selling stockholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, and the Note to Part I of Form S-8 will be delivered to each of the participants in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), but these documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to eligible employers, non-employee directors and consultants pursuant to Rule 428(b) are available without charge by contacting: Anthony Chan, our Chief Financial Officer, at Suite 309, 3/F, Dongfeng KASO, Dongfengbeiqiao, Chaoyang District, Beijing 100016, China by telephone number at this address is +86 10 6437 8678; or by email to akchan@borqs.com for Mr. Chan.

REOFFER PROSPECTUS

9,832,270 Shares

Borqs Technologies, Inc.

Ordinary Shares

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 9,832,270 ordinary shares (the “Shares”), no par value per share, by certain shareholders identified herein in the section entitled “Selling Shareholders”. The amount of Shares to be reoffered or resold by means of this prospectus by each Selling Shareholder, and any other person with whom such Selling Shareholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act of 1933, as amended (the “Securities Act”). Such shares have been or may be acquired in connection with awards granted under the 2017 Equity Incentive Plan (the “Plan”) of Borqs Technologies, Inc. (the “Company”). You should read this prospectus carefully before you invest in the ordinary shares.

Such resales shall take place on the Nasdaq Capital Market, or such other stock market or exchange on which our ordinary shares may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 10 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Shareholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering the Shares under the Securities Act to allow for future sales by the Selling Shareholders on a continuous or delayed basis to the public without restriction. We have not entered into any underwriting arrangements in connection with the sale of the Shares covered by this reoffer prospectus. The Selling Shareholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the Shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 3 of this reoffer prospectus. These are speculative securities.

Our ordinary shares are quoted on the Nasdaq Capital Market under the symbol “BRQS” and the last reported sale price of our ordinary shares on June 28, 2021 was $____ per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is June  28, 2021

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission, or the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Borqs Technologies, Inc.

Borqs Technologies, Inc. (formerly known as “Pacific Special Acquisition Corp.”, and hereinafter referred to as the “Company” “Borqs Technologies”, “Borqs” or “we”) was incorporated in the British Virgin Islands on July 1, 2015. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities.

On August 18, 2017, the Company acquired 100% of the equity interest of BORQS International Holding Corp. (“Borqs International”) and its subsidiaries, variable interest entities (the “VIE”) and the VIE’s subsidiaries (collectively referred to as “Borqs Group” hereinafter) (the Company and Borqs Group collectively referred to as the “Group”) in an all-stock merger transaction. Concurrent with the completion of the acquisition of Borqs International, the Company changed its name from Pacific Special Acquisition Corp., to Borqs Technologies, Inc.

Our principal place of business is located at Suite 309, 3/F, Dongfeng KASO, Dongfengbeiqiao, Chaoyang District, Beijing 100016, People’s Republic of China. Our telephone number is +86 10 6437 8678. Our agent in the BVI is Kingston Chambers and their address is P.O. Box 173, Road Town, Tortola, British Virgin Islands.

We are a global leader in software, development services and products providing customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions. We are a leading provider of commercial grade Android platform software for mobile chipset manufacturers, mobile device OEMs and mobile operators, as well as complete product solutions of mobile connected devices for enterprise and consumer applications.

Our Connected Solutions business unit (the “Connected Solutions BU”) works closely with chipset partners to develop new connected devices. Borqs developed the reference Android software platform and hardware platform for Intel and Qualcomm phones and tablets. We provide Connected Solutions customers with customized, integrated, commercial grade Android platform software and service solutions to address vertical market segment needs through the targeted BorqsWare software platform solutions. The BorqsWare software platform consists of BorqsWare Client Software and BorqsWare Server Software. The BorqsWare Client Software platform has been used in Android phones, tablets, watches and various Internet-of-things (“IoT”) devices. The BorqsWare Server Software platform consists of back-end server software that allows customers to develop their own mobile end-to-end services for their devices.

Our MVNO business unit provides a full range 2G/3G/4G voice and data services for general consumer usage and IoT devices, as well as traditional telecom services such as voice conferencing. We decided to sell the MVNO BU in order to focus on the growing IoT industry via our Connected Solutions BU, especially with the coming of 5G.

In November 2018, the Company’s board of directors approved the plan to dispose all of its tangible and intangibles assets related to Yuantel, our MVNO BU, the Consolidated VIEs through a series of agreements, signed in November 2018 and February 2019, with Jinan Yuantel Communication Technology LLP (“Jinan Yuantel”) and Jinggangshan Leiyi Venture Capital LLP (“JGS Venture”). According to the agreements, all of the Company’s 75% equity interest in Yuantel would be disposed at a consideration of RMB108.7 million. The Company received only $5.98 million from the buyers within the year ended December 31, 2019, the Company, then amended the agreement with the another third-party buyers (the “New Buyers”) of Yuantel as of September 1, 2020 to sell the remaining percentage of Yuantel owned by the Company for $4.54 million, of which approximately $0.4 million were received and the balance of $4.14 million was to be received by September 30, 2020, which was later postponed to October 2020 by both parties. The Company received the last payment of $1.2 million on October 27, 2020, and completed the disposition of Yuantel on October 29, 2020. The New Buyers also purchased the ownership of Yuantel that was first sold to other purchasers in 2019. The disposal of the Consolidated VIEs represents a strategic shift for the Company and has a major effect on the Company’s results of operations. Accordingly, assets and liabilities related to the Consolidated VIEs were reclassified as held for sale as the carrying amounts would be recovered principally through the sale and revenues, and expenses related to the Consolidated VIEs were reclassified in the accompanying consolidated financial statements as discontinued operations for all periods presented. The consolidated balance sheets as of December 31, 2019 and 2020 and consolidated statements of operations for the years ended December 31, 2018, 2019 and 2020 were adjusted to reflect this change. There was no gain or loss recognized on the reclassification of the discontinued operations as held for sale. The sale of the MVNO business unit was finally completed as of October 29, 2020.

In the years ended December 31, 2018, 2019 and 2020, Borqs generated 96.7%, 98.3% and 98.4% of its Connected Solutions BU revenues from customers headquartered outside of China and 3.3%, 1.7% and 1.6%   from customers headquartered in China. As of December 31, 2020, Borqs had collaborated with six mobile chipset manufacturers and 29 mobile device OEMs to commercially launch Android based connected devices in 11 countries, and sales of connected devices with the BorqsWare software platform solutions are embedded in more than 17 million units worldwide. The discontinued MVNO BU generated all of its revenue from China.

We have dedicated significant resources to research and development, and have research and development centers in Beijing, China and Bangalore, India. As of December 31, 2020, 234 out of the 286 persons under our employ were technical professionals dedicated to platform research and development and product specific customization.

The following customers accounted for near 10% or more of our total revenues, not including discontinued operations, for the years indicated:

2020	GreatCall, Inc.	41.9%
	ECOM Instruments	23.1%
	Qualcomm India Ltd.	14.4%

2019	Reliance Retail Limited	63.9%
	GreatCall, Inc.	7.8%

2018	Reliance Retail Limited	59.6%
	E La Carte, Inc.	8.0%

RISK FACTORS

An investment in our ordinary shares involves risks. Prior to making a decision about investing in our ordinary shares, you should consider carefully all of the information contained or incorporated by reference in this prospectus, including any risks in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 30, 2020, as amended to date, and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Shareholders listed herein (which includes our officers and directors). Accordingly, we will not realize any proceeds from the sale of the ordinary shares. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS

We are registering for resale the Shares covered by this reoffer prospectus to permit the Selling Shareholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate. The Selling Shareholders may acquire these Shares from us pursuant to the Plan. The Shares may not be sold or otherwise transferred by the Selling Shareholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plan.

The following table sets forth:

●	the name of each Selling Shareholder;

●	the number of ordinary shares that each Selling Shareholder beneficially owned as of June 25, 2021 prior to the offering for resale of the Shares under this prospectus;

●	the number of ordinary shares that may be offered for resale for the account of each Selling Shareholder under this prospectus; and

●	the number and percentage of ordinary shares to be beneficially owned by each Selling Shareholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Shareholder).

Information with respect to beneficial ownership is based upon information obtained from the Selling Shareholders. Because the Selling Shareholders may offer all or part of the ordinary shares, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column “Number of Shares Being Offered Hereby” represents all ordinary shares that each Selling Shareholder may offer under this prospectus. We do not know how long the Selling Shareholders will hold the shares before selling them or how many shares they will sell. The ordinary shares offered by this prospectus may be offered from time to time by the Selling Shareholders listed below. We cannot assure you that any of the Selling Shareholders will offer for sale or sell any or all of the ordinary shares offered by them by this prospectus.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered Hereby	Number of Shares Beneficially Owned Upon Completion of the Offering	Percentage of Shares to be Beneficially Owned Upon Completion of the Offering (1)

ABRAHAM, NIRMAL	17,023	16,843	180	*
AGRAWAL, HIMANSHU	171	71	100	*
AMBIKA	291	179	112	*
ARAMANETHOTA, MADHURA	171	71	100	*
ARUN, PADMA	14,024	13,844	180	*
ASHFAQULLAH, MOHAMMED	215	95	120	*
AVARSANG, MADHUKAR	904	804	100	*
BADIGER, VIDYALAKSHMI	179	179	-	0
BALARAMAIAH, ARAVINDA	714	714	-	0
BALASUBRAMANIAN, RAJAGOPAL	3,892	3,792	100	*
BALLA, VASANTHA	1,959	1,809	150	*
BEHERA, SANJAY KUMAR	171	71	100	*
BHARGAVA, NARASINGHA RAO	37,979	37,979	-	0
BHAT, KISHOR PONNENGALA KRISHNA	1,046	1,046	-	0

BISWAS, SHAYAK	536	536	-	0
CHADHA, HITESH	3,318	3,218	100	*
CHALUVARAJU, LAKSHMAN	725	625	100	*
CHAMPATI, SANJAYA KUMAR	11,990	11,810	180	*
CHAN, ANTHONY K	1,458,176	1,195,238	262,938	*
CHAN, PAT SEK YUEN	2,593,799	1,485,230	1,108,569	*
CHANNIAH, VIJAYASHREE SONDEKOPPA	48,355	48,105	250	*
CHATURVEDI, MANISH	3,188	3,018	170	*
CHAVAN, RAHUL	12,597	12,417	180	*
CHEN, CHUNKAI	1,607	1,607	-	0
CHIKKABORAIAH, SWETHA	13,035	12,905	130	*
CHOUDHURY, SHUBHAMOY ROY	18,254	18,254	-	0
CHOW, WAN YU	100,000	80,000	20,000	*
DAS, DHRUBA JYOTI	11,626	11,476	150	*
DAS, PRADOSH	13,288	13,138	150	*
DASS, PRASHANTHA MANUR	442	292	150	*
DEENADAYALAN, ASHOK RAJ	2,152	2,032	120	*
DIVYA	11,874	11,774	100	*
DONG, BINGBING	17,729	17,729	-	0
DONG, CHUNLIU	357	357	-	0
DONG, YAN	12,600	12,600	-	0
DOU, SILIANG	71,875	71,875	-	0
ENG, DANIEL B	75,000	75,000	-	0
FANG, HONG	17,107	17,107	-	0
FENG, YAQI	190,000	110,000	80,000	*
FONG, ADDY	100,000	80,000	20,000	*
GAO, AIAI	17,405	17,405	-	0
GAO, ZHIHONG	33,612	33,612	-	0
GAUTAM, SAJAL RAJ	179	179	-	0
GENTRY, RAYMOND D	100,000	100,000	-	0
GHOSH, SUCHAND	3,116	2,946	170	*
GOBBUR, SHRISHAIL	904	804	100	*
GODACHI, UMASHANKAR	727	607	120	*
GONUGUNTLA, VEERANJANEYULU	12,549	12,369	180	*
GOPALAN, KARTHIK	11,585	11,405	180	*
GOWDA, VENKATESH SHUNTIKATTE	20,558	20,458	100	*
GOWRISHANKAR, RASHMI	1,727	1,577	150	*
GUO, JING	32,976	32,976	-	0
GUO, SHUJUAN	3,087	3,087	-	0
GUO, WEI	1,417	1,417	-	0
GUPTA, RAVI	11,543	11,393	150	*
GURRAM, PRAVALIKA	290	190	100	*
GURUBASAVA	357	357	-	0
HAN, YUE	1,877	1,877	-	0

HARAPANAHALLI, PRAKASH MURIGEPPA	3,832	3,732	100	*
HASWANI, HARISH	3,919	3,719	200	*
HE, YATAO	1,436	1,436	-	0
HIREGOUDA, BAHUBALI	2,366	2,186	180	*
HONNEGOWDA, YAMUNARANI SONDEKOPPA	1,561	1,411	150	*
HORCHER, PAUL VIRGIL	50,000	50,000	-	0
HU, FEIFEI	2,462	2,462	-	0
HU, QISHENG	429	429	-	0
HU, ZHENYU	3,048	3,048	-	0
HUANG CHENG	17,917	17,917	-	0
JAGADEESAN, SUBHADRA	10,536	10,536	-	0
JAIN, RAJAT	17,388	17,238	150	*
JAMES, JOBY CHENNATTUCHERRY	39,810	39,610	200	*
JAVARAIAH, RAVINDRA THATTAHALLI	1,880	1,780	100	*
JAYARAM, MARUTHUPANDIYAN	179	179	-	0
JAYARAM, SHASHI KIRAN	1,705	1,595	110	*
JAYARAMAIAH, SHARATH CHANDRA	536	536	-	0
JIANG, HONG	650,000	550,000	100,000	*
JIANG, LIN	2,821	2,821	-	0
JIANG, NINGNING	262	262	-	0
KALGUDI, DEEPAK	18,307	18,107	200	*
KALLANKANDY, AKHIL MANIKOTH	171	71	100	*
KAMPLI, LAKSHMI CHALUVADI	195	95	100	*
KANCHUMARTHI, SUDHEER	1,888	1,738	150	*
KARRI, SRI DURGA NARAYANA	2,100	1,980	120	*
KASUKURTHI, SRIDHAR	864	714	150	*
KAVANAGH, CAROLYN	50,000	50,000	-	0
KAYYOTTU, MADHUKAR	13,925	13,775	150	*
KIM, JONGHEE	13,347	13,347	-	0
KOLLIPARA, SESHU BABU	3,160	3,030	130	*
KOOPADIRA, THEJASVI NANAIAH	1,119	1,119	-	0
KOTHARE, NITYANAND V	1,231	1,131	100	*
KRISHNAN, CONJEEVARAM UMAKLANTH	11,232	11,232	-	0
KRISHNAN, UMAKANTH CONJEEVARAM	2,698	2,548	150	*
KUMAR, NAVEEN	71	71	-	0
KUMAR, RANKUSH	904	804	100	*
KUMAR, SHALABH	3,103	2,933	170	*
KUMAR, VIJAYA	1,702	1,702	-	0
KUMARI, SURBHI	386	286	100	*
KWONG, PETER K	400,000	400,000	-	0
LAKSHMANA, DEEPAK VITTALAPURA	11,113	10,943	170	*
LAXMESHWAR, NARENDRA ARVIND	1,675	1,545	130	*

LEWIS, JOYCE CARMEL	1,124	1,024	100	*
LI, JI	100,000	80,000	20,000	*
LI, TING	8,743	8,743	-	0
LI, XIAO BO	791,707	791,707	-	0
LIANG, XUEBIN	33,452	33,452	-	0
LIANG, YINGXIAN	7,107	7,107	-	0
LIN, HAI	1,583	1,583	-	0
LIU, ENNING	89	89	-	0
LOKAMMANAHALLY, CHUDARATHNA SOMESHWARACHAR	536	536	-	0
LOKESHWARAPPA, ANIL KUMAR MUDDAPURA	95	95	-	0
LONG, SHIZHU	128,571	108,571	20,000	*
LU, HAIYAN	17,262	17,262	-	0
M, SHALINI	536	536	-	0
MA, YUMENG	20,000	20,000	-	0
MADANA, MANJUNATHA	12,995	12,875	120	*
MADATHIL, AMITABH	3,221	3,051	170	*
MAHADEVAN, LAKSHMIKANTH KOWDENAHALLI	433	333	100	*
MALLAPADI, SAMPATH PADMANABHAN	15,527	15,327	200	*
MANAGOLI, SOUMYA	12,489	12,369	120	*
MANIKPURI, VINOD DAS	1,011	911	100	*
MANJU, UDAY BILLINAKOTE	1,160	1,060	100	*
MANJUNATH, SUKESH THULUKUVABAVI	19,954	19,804	150	*
MAO, RAN	80,681	80,681	-	0
MARUGOWDANAHALLI, SANTHOSH MALLESHA	719	619	100	*
MATH, MAHESH HARIYAMMANAHALLI	191	71	120	*
MENG, WUYOU	20,256	20,256	-	0
MINNI, SHAMVEEL	15,700	15,530	170	*
MISHRA, ANANTH KUMAR	1,428	1,298	130	*
MITTADODLA, PRASAD PENCHALA	11,148	11,048	100	*
MOHAMMAD, AZMATULLA	1,453	1,333	120	*
MOHAN, MADHAN	12,917	12,917	-	0
MOHAN, RAGAHVA	37,654	37,654	-	0
MULLA, ABDUL WASIM FEROZ	536	536	-	0
MUNISAMY, THIRUMALAI	292	292	-	0
NAGARAJ, RAGHAVENDRA PRASAD	26,954	26,774	180	*
NAGDA, PARAS	1,713	1,583	130	*
NAMBISHARMA, RANGANATHA SHARMA	933	833	100	*
NANDAKUMAR, LAKSHMI	1,999	1,869	130	*
NARAYAN, SHREYAS	667	667	-	0
NARAYANAPPA, GOVINDA REDDY BODAGURU	554	554	-	0
NARAYANASWAMY, PRADEEP BANTAHALLI	179	179	-	0
NELAKURTI, VENKATESHWAR RAO	29,962	29,762	200	*
OCASIO, DARRIN M	225,000	75,000	150,000	*
PANDIAN, SAMINATH VEERA	536	536	-	0

PANICKER, SUJIN SUJATHAN	171	71	100	*
PAPANNA, RAGHU DUDDA	13,808	13,648	160	*
PATHIPATI, SREENIVASARAO	1,679	1,679	-	0
PATHIPATI, SRINIVASARAO	1,460	1,310	150	*
PAWAR, BHARAT	877	757	120	*
PELOSI, PAUL F JR.	700,000	300,000	400,000	*
PHILIP, JUSTIN	2,114	1,914	200	*
PULIGILLA, SANTHOSH KUMAR	2,553	2,423	130	*
PULLYANGADI, VISHWANATH	11,547	11,417	130	*
QI, LIJIAN	1,310	1,310	-	0
QI, WEN	1,314	1,314	-	0
RAJASEKARAN, JAGADISH	38,277	38,057	220	*
RAJSHEKAR, K	16,936	16,786	150	*
RAMACHANDRA, MANJUNATHA	5,418	5,268	150	*
RAMACHANDRAIAH, GOPI	12,971	12,821	150	*
RAMACHANDRAN, ARJUN	1,228	1,048	180	*
RAMAIAH, GAYATHRI	13,360	13,190	170	*
RAMANNA, HAREESH	748,154	554,774	193,380	*
RAMESH, VINAY	1,428	1,298	130	*
RANGARAJAN, MADHAVAN	1,364	1,264	100	*
RANGREJ, RAGHAVENDRA	2,203	2,053	150	*
RANJAN, RAVI	16,555	16,405	150	*
RAO, HONG	519,579	519,579	-	0
RAVINDRANATH, CHETAN CHINNADAGUDIHUNDI	1,003	893	110	*
RAYCHAUDHURY, GAUTAM	38,555	38,305	250	*
REDDY, SREEKANTH	1,642	1,542	100	*
REN, QIANG	76,750	76,750	-	0
RUDRAMUNI, SIDDESHA KUMAR UTTANGI	154	54	100	*
SACHDEVA, GAURAV	253	143	110	*
SAHU, BALDEV KUMAR	12,610	12,440	170	*
SALEESH, SINY	13,829	13,679	150	*
SAMUDRALA, RAMA KRISHNA	1,124	1,024	100	*
SARANGAN, SHREYAS	4,380	4,280	100	*
SAROJINI, BIJU VIJAYAN	1,823	1,673	150	*
SESHADRI, RAGHAVAN	61,086	60,836	250	*
SHANKAR, SHASHI SHEKAR BANGALORE	12,108	11,958	150	*
SHARARE, RAHUL SURESH	179	179	-	0
SHARMA, ADHITI	12,098	11,948	150	*
SHARMA, PRASUN	1,191	1,071	120	*
SHENOY, VIVEK	3,065	3,065	-	0
SHUKLA, ANUJ	30,950	30,770	180	*
SIJU, MUHAMMED	23,338	23,138	200	*

SIMHA, ADITHYA	215	95	120	*
SINGH, JYOTI PRAKASH	17,479	17,319	160	*
SINGH, MANDEEP	16,535	16,405	130	*
SINGH, RAMJEE	13,002	12,852	150	*
SINGH, SANJAY KUMAR	11,954	11,774	180	*
SINHA, TUHEEN	29,721	29,521	200	*
SOMASEKHAR, ASWINI	286	286	-	0
SONG, JUN	16,036	16,036	-	0
SONG, KAIJIE	74,000	74,000	-	0
SRINIVASA, DARSHAN KUMSI	181	71	110	*
SRIRAM, ARCHANA	1,811	1,661	150	*
STONE, ALAN B	80,000	80,000	-	0
SUBBARAO, RAGHUNATH MYSORE	20,168	20,018	150	*
SULAKHE, PRAVEEN SREEPAD	14,773	14,623	150	*
SUN, GUANGXIN	16,345	16,345	-	0
SUN, JIQUN	270,429	270,429	-	0
SUN, YU	79,619	79,619	-	0
SURESH, SHILPA BANGALORE	11,983	11,833	150	*
TAO, YE	130,000	110,000	20,000	*
TIAN, KUO	15,043	15,043	-	0
TIAN, SHENGNAN	25,262	25,262	-	0
TUNG, RICKY W	400,000	400,000	-	0
UNNIKRISHNAN, MAYA	13,463	13,313	150	*
UNSWORTH, DAVID	225,000	75,000	150,000	*
USIRIPATI, SUNDHARA RAJA	279	179	100	*
VASARLA, JAGADISH	11,436	11,286	150	*
VASUDEVACHAR, SRIHARSHA PALAKKI	725	625	100	*
VENKATARAMAN, LATHA M	2,981	2,851	130	*
VERMA, MOHIT	1,160	1,060	100	*
VIJAYAKUMAR, SATHIYANARAYANAN	610	500	110	*
WANG, LIN	1,583	1,583	-	0
WANG, MIAN	1,048	1,048	-	0
WANG, PEI	76,226	76,226	-	0
WANG, XIN	75,869	75,869	-	0
WANG, YANJUN	73,650	73,650	-	0
WU, CHAO	256	256	-	0
XU, RUIXIN	60	60	-	0
YALAMANCHILI, SUBO CHANDRA BOSE	12,679	12,679	-	0
YALASIRI, KAMALAKAR	536	536	-	0
YANG, BAISONG	17,940	17,940	-	0
YANG, BIN	20,702	20,702	-	0
YETHADKA, RAJAGOPAL	37,507	37,287	220	*
ZHANG, HUIYANG	500	500	-	0
ZHANG, LICHAO	15,774	15,774	-	0
ZHANG, MENG	964	964	-	0
ZHENG, QINGHUA	25,000	25,000	-	0
ZHOU, ZHAOQING	1,062	1,062	-	0

*	Less than one percent.
N/A Not applicable

(1)	Based on 121,879,883 shares issued and outstanding as of June 25, 2021.

PLAN OF DISTRIBUTION

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “BRQS.”

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each and any sale.

The Selling Shareholders may, from time to time, sell all or a portion of the ordinary shares on any market where our ordinary shares may be listed or quoted (currently the Nasdaq Capital Market), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The ordinary shares being offered for resale by this Prospectus may be sold by the Selling Shareholders by one or more of the following methods:

●	block trades in which the broker or dealer so engaged will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	privately negotiated transactions;

●	market sales (both long and short to the extent permitted under the federal securities laws);

●	at the market to or through market makers or into an existing market for the shares;

●	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

●	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the Selling Shareholders of its options or ordinary shares to any pledgee, donee or other transferee, we will amend this prospectus and the Registration Statement of which this prospectus forms a part by the filing of a prospectus supplement or a post-effective amendment in order to have the pledgee, donee or other transferee in place of the Selling Shareholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the ordinary shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold ordinary shares at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire ordinary shares as principal may thereafter resell the ordinary shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the Selling Shareholders may pledge ordinary shares pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged ordinary shares from time to time. Upon a sale of the ordinary shares, the Selling Shareholders intend to comply with the Prospectus delivery requirements under the Securities Act by delivering a Prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the Selling Shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this Registration Statement will be filed disclosing the name of any broker-dealers, the number of ordinary shares involved, the price at which the ordinary shares are to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and other facts material to the transaction. We and the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.

All of the foregoing may affect the marketability of the ordinary shares.

Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the ordinary shares will be borne by the Selling Shareholders, the purchasers participating in such transaction, or both.

Any ordinary shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this Prospectus.

LEGAL MATTERS

Certain legal matters related to the ordinary shares offered by this prospectus will be passed upon on the Company’s behalf by Maples and Calder (Hong Kong) LLP, with respect to matters of British Virgin Islands law.

EXPERTS

Our financial statements as of December 31, 2020, 2019 and 2018, and for the years then ended, have been audited by Yu Certified Public Accountant, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated by reference in this prospectus. Such financial statements have been incorporated by reference in this prospectus in reliance upon the report of such firm (which report includes an explanatory paragraph   relating to substantial doubt on the Company’s ability to continue as a going concern, the adoption of Accounting Standards Codification Topic 326, Financial Instruments-Credit Losses, and the adoption of Accounting Standards Update (“ASU”) 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement, and also critical audit matters, including going concern assessment, Allowance for current expected credit losses (“CECL”) on accounts receivables and other receivables, and Accrual of contingent liability on the potential dispute of ownership upon the Group’s discontinued operation) given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	Our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on April 26, 2021;

●	Amendment No. 1 to our annual report on Form 20-F/A for the fiscal year ended December 31, 2020 filed with the SEC on June 14, 2021;

●	Form 6-K filed with the SEC on February 22, 2021;

●	Form 6-K filed with the SEC on February 25, 2021;

●	Form 6-K filed with the SEC on May 5, 2021;

●	Form 6-K filed with the SEC on May 7, 2021

●	Form 6-K filed with the SEC on June 7, 2021;

●	Form 6-K filed with the SEC on June 15, 2021;

●	Form 6-K filed with the SEC on June 22, 2021;

●	Form 6-K filed with the SEC on June 23, 2021;

●	The description of our ordinary shares contained in our registration statement on Form 8-A filed on October 13, 2015 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We post our SEC filings on our website, www.borqs.com. We will also provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to Anthony Chan, our Chief Financial Officer, at Suite 309, 3/F, Dongfeng KASO, Dongfengbeiqiao, Chaoyang District, Beijing 100016, China. Our telephone number at this address is +86 10 6437 8678.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a Registration Statement on Form S-8, of which this prospectus forms a part, with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual report on Form 20-F, report of foreign private issuer on Form 6-K and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also maintain a website at www.borqs.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

REOFFER PROSPECTUS

Borqs Technologies, Inc.

9,832,270

Ordinary Shares

June  28, 2021

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	Our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on April 26, 2021;

●	Amendment No. 1 to our annual report on Form 20-F/A for the fiscal year ended December 31, 2020 filed with the SEC on June 14, 2021;

●	Form 6-K filed with the SEC on February 22, 2021;

●	Form 6-K filed with the SEC on February 25, 2021;

●	Form 6-K filed with the SEC on May 5, 2021;

●	Form 6-K filed with the SEC on May 7, 2021

●	Form 6-K filed with the SEC on June 7, 2021;

●	Form 6-K filed with the SEC on June 15, 2021;

●	Form 6-K filed with the SEC on June 22, 2021;

●	Form 6-K filed with the SEC on June 23, 2021;

●	The description of our ordinary shares contained in our registration statement on Form 8-A filed on October 13, 2015 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We post our SEC filings on our website, www.borqs.com. We will also provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to Anthony Chan, our Chief Financial Officer, at Suite 309, 3/F, Dongfeng KASO, Dongfengbeiqiao, Chaoyang District, Beijing 100016, China. Our telephone number at this address is +86 10 6437 8678.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors, Officers and Employees

Our memorandum and articles of association, the BVI Business Companies Act, (as amended), and the common law of the British Virgin Islands allow us to indemnify our officers and directors from certain liabilities. Our memorandum and articles of association provides that we may indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever, any person who (a) is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee, adviser of our company; or (b) is or was, at the request of our company, serving as a director of, or in any other capacity is or was acting for, another Enterprise.

We will only indemnify the individual in question if the relevant indemnitee acted honestly and in good faith with a view to the best interests of our company and, in the case of criminal proceedings, the indemnitee had no reasonable cause to believe that his conduct was unlawful. The decision of our directors as to whether an indemnitee acted honestly and in good faith and with a view to the best interests of our company and as to whether such indemnitee had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our charter, unless a question of law is involved.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the relevant indemnitee did not act honestly and in good faith and with a view to the best interests of our company or that such indemnitee had reasonable cause to believe that his conduct was unlawful.

We may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnitee or who at our request is or was serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another Enterprise, against any liability asserted against the person and incurred by him in that capacity, whether or not we have or would have had the power to indemnify him against the liability as provided in our memorandum and articles of association.

We have insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the BVI Companies Act, 2004 or our charter. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Reference is made to the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on this 28th day of June, 2021.

Borqs Technologies, Inc.

By:	/s/ Pat Sek Yuen Chan
Pat Sek Yuen Chan
Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Pat Sek Yuen Chan and Anthony K. Chan, and each of them, his true and lawful attorneysinfact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all posteffective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneysinfact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneysinfact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Pat Sek Yuan Chan	Chief Executive Officer and Director	June 28, 2021
Pat Sek Yuen Chan	(Principal Executive Officer)

/s/ Anthony K. Chan	Chief Financial Officer	June 28, 2021
Anthony K. Chan	(Principal Financial Officer, Principal Accounting Officer)

/s/ Wan Yu Chow	Director	June 28, 2021
Wan Yu Chow

/s/ Heung Sang Addy Fong	Director	June 28, 2021
Heung Sang Addy Fong

/s/ Ji Li	Director	June 28, 2021
Ji Li

/s/ Shizhu Long	Director	June 28, 2021
Shizhu Long

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Borqs Technologies, Inc., has signed this registration statement or amendment thereto in Santa Clara, California, on June 28, 2021.

By:	/s/ Anthony K. Chan
Anthony K. Chan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Memorandum and Articles of Association of Borqs Technologies, Inc. (incorporated by reference to Form 8-K filed with the SEC on August 24, 2017)

5.1	Opinion of Maples and Calder (Hong Kong) LLP, counsel to Registrant.

23.1	Consent of Yu Certified Public Accountant P.C.

23.3	Consent of Maples and Calder (Hong Kong) LLP, counsel to Registrant (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1	Borqs Technologies, Inc. 2017 Equity Incentive Plan, as amended (incorporated by reference to Form 8-K filed with the SEC on August 24, 2017)